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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 Current Report
                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

                                 March 10, 2004
                        (Date of earliest event reported)


                         GRIFFIN LAND & NURSERIES, INC.
               (Exact name of registrant as specified in charter)


DELAWARE                              0-29288               06-0868496
--------                              -------               ----------
(State or other jurisdiction         (Commission           (IRS Employer
   of incorporation)                  File Number)          Identification No.)


ONE ROCKEFELLER PLAZA, NEW YORK, NEW YORK                         10020
-----------------------------------------                         -----
(Address of principal executive offices)                              (Zip Code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (212) 218-7910
                                                             --------------


--------------------------------------------------------------------------------
      (Former name or former address, if changed since last report)


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Item 2.          Disposition of Assets
--------------------------------------

On March 10, 2004, Griffin Land & Nurseries, Inc. ("Griffin") completed the sale of its equity investment in Centaur Communications, Ltd. ("Centaur"), a United Kingdom magazine and information services publisher, to Centaur Holdings PLC ("Centaur Holdings"), a newly formed company which will be publicly traded on the Alternative Investment Market of the London Stock Exchange. At the time of the sale, Griffin held 5,428,194 B Ordinary shares of Centaur common stock. In conjunction with this transaction, Centaur Holdings completed an initial offering of its common stock at 1.00 pound Sterling per share. The sale agreement between Griffin, holders of A Ordinary shares of Centaur and the holder of C Ordinary shares of Centaur (collectively, the "Sellers") and Centaur Holdings contains certain warranties. Warranty claims by Centaur Holdings must first exceed 1 million pounds Sterling in the aggregate before the Sellers are required to make any payments. The warranty period expires on September 30, 2005, except for warranties related to income taxes and pension liabilities, which expire on September 30, 2010.

The consideration received by Griffin included initial cash of approximately $69.0 million after estimated transaction expenses of $1.8 million but before income tax payments. The final amount of cash proceeds will be determined based on the amount of cash and working capital on Centaur's closing balance sheet and determination of actual transaction expenses. In addition to the cash proceeds, Griffin received 6,477,179 shares of common stock (representing approximately 4.4% of the outstanding common stock) of Centaur Holdings, which was valued at approximately $11.7 million based on the 1.00 pound Sterling per share price of the initial sale of shares by Centaur Holdings and the foreign currency exchange rate at that time. Griffin is prohibited from selling its shares in Centaur Holdings for a six month period.

A portion of the cash proceeds from the sale were used to repay all of the amount outstanding ($18.4 million) under Griffin's Credit Agreement with Fleet National Bank. Griffin also expects to make an income tax payment of approximately $21.0 million related to the gain on the sale. The remaining cash, after payment of income taxes and transaction expenses, will be used for general corporate purposes.

Item 7.          Financial Statements and Exhibits
--------------------------------------------------

(a)     Not applicable.

(b)     Pro forma financial information.

The following unaudited pro forma condensed consolidated financial statements are included in this report.

- Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended November 29, 2003.

-     Pro Forma Condensed Consolidated Balance Sheet as of November 29, 2003.

The unaudited Pro Forma Condensed Consolidated Statement of Operations for the fiscal year ended November 29, 2003 includes pro forma adjustments to reflect the sale of Griffin's investment in Centaur Communications, Ltd. ("Centaur") as if it had taken place at the beginning of the fiscal year. Such adjustments reflect the elimination of equity income from Centaur, the effect of the net cash proceeds on Griffin's interest expense and related adjustments of Griffin's income tax benefit. There is no adjustment for assumed interest income from investment of the cash remaining after payment of income taxes and transaction expenses.

The unaudited Pro Forma Condensed Consolidated Balance Sheet includes pro forma adjustments to reflect the sale of the investment in Centaur as if it had taken place on the balance sheet date. Such adjustments reflect the elimination of the investment in Centaur, the repayment of debt under Griffin's Credit Agreement, an increase in cash from the remaining proceeds after the debt repayment and the recording of Griffin's investment in Centaur Holdings PLC received as part of the consideration from the sale.

In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The pro forma adjustments are based on available information and assumptions that Griffin believes are reasonable under the circumstances. The determination of the actual gain on the transaction will be finalized based on the closing balance sheet of Centuar, which is currently in process. Accordingly, the actual gain may be different than the amount reflected herein. The nonrecurring gain on the sale will be reflected in Griffin's historical statement of operations in the thirteen weeks ending May 29, 2004. The pro forma information does not purport to be indicative of the results that would have been reported had this transaction actually occurred on the dates specified, nor is it indicative of Griffin's future results. This unaudited pro forma financial information should be read in conjunction with Griffin's audited 2003 Financial Statements, and the notes thereto, included in the Report on Form 10-K as filed with the Securities and Exchange Commission on February 25, 2004.


                     Griffin Land & Nurseries, Inc.
          Pro Forma Condensed Consolidated Statement of Operations
                For the Fiscal Year Ended November 29, 2003
               (dollars in thousands, except per share data)
                              (unaudited)

                                                Pro Forma
                                  Historical    Adjustments       Pro Forma
                                  ------------  -------------     -----------

Net sales and other revenue. . .  $    38,160   $          -        $   38,160
                                  ------------  -------------       -----------

Operating loss . . . . . . . . .       (1,833)             -            (1,833)
Interest expense, net. . . . . .       (2,582)           332   (2)      (2,250)
                                      --------  -------------       -----------
Loss before income tax benefit
   and before equity investment.       (4,415)           332            (4,083)
Income tax benefit . . . . . . .       (1,633)           129   (3)      (1,504)
                                      --------  -------------       -----------
Loss before equity investment. .       (2,782)           203            (2,579)
Income from equity investment
   in Centaur  . . . . . . . . .          433           (433)  (4)           -
                                  ------------  -------------       -----------
Net loss . . . . . . . . . . . .  $    (2,349)  $       (230)       $   (2,579)
                                  ============  =============       ===========

Basic net loss per share (5) . .  $     (0.48)                      $    (0.53)
                                  ============                      ===========

Diluted net loss per share (5) .  $     (0.49)                      $    (0.53)
                                  ============                      ===========

  See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.





                      Griffin Land & Nurseries, Inc.
               Pro Forma Condensed Consolidated Balance Sheet
                       As of November 29, 2003
                       (dollars in thousands)
                             (unaudited)

                                               Pro Forma
                                  Historical   Adjustments          Pro Forma
                                 -----------  -------------        ----------


Current assets . . . . . . . . . $    39,335  $     54,838   (6)   $   93,827
                                                      (346)  (7)
Real estate held for
   sale or lease, net. . . . . .      64,653             -             64,653
Investment in Centaur
   Communications, Ltd. . . . . .     20,895       (20,895)  (8)            -
Investment in Centaur
   Holdings PLC                            -        11,141   (9)       11,141
Other assets . . . . . . . . . .      20,838          (462)  (10)      20,376
                                 -----------  -------------        ----------
Total assets . . . . . . . . . . $   145,721  $     44,276         $  189,997
                                 ===========  =============        ==========


Current liabilities. . . . . . . $    16,001  $    (10,725)  (11)  $   24,043
                                                    18,767   (12)
Long-term debt . . . . . . . . .      30,737             -             30,737
Other noncurrent liabilities . .       1,659             -              1,659
                                  ----------  -------------        ----------
Total liabilities. . . . . . . .      48,397         8,042             56,439
Stockholders' equity . . . . . .      97,324        36,234   (13)     133,558
                                  ----------  -------------        ----------
 Total liabilities and
   stockholders' equity. . . . . $   145,721  $     44,276         $  189,997
                                 ===========  =============        ==========

See Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.



                         Griffin Land & Nurseries, Inc.
               Notes to Unaudited Pro Forma Condensed Consolidated
                              Financial Statements
                (dollars in thousands, except per share amounts)
                                   (unaudited)

(1) The gain on the sale of the investment in Centaur Communications, Ltd. ("Centaur") is not reflected on the Pro Forma Condensed Consolidated Statement of Operations included herein. The pretax gain on the sale of the investment in Centaur as of the transaction date is estimated to be $ 51.9 million.
In addition to the gain on the sale, Griffin's approximate 4.4% interest in Centaur Holdings PLC ("Centaur Holdings") that was received in the transaction, will be accounted for as an available for sale security and reflected on Griffin's financial statements at its market value. As such, based on the market price of Centaur Holdings on the date of the sale and the foreign currency exchange rate in effect on that date, Griffin expects to report other comprehensive income estimated to be $5.9 million, net of tax, reflecting the difference between the fair market value of Griffin's investment in Centaur Holdings and the book value of the pro rata share of Griffin's investment in Centaur that Griffin retained.

(2) Reflects the reduction of interest expense on Griffin's Credit Agreement with Fleet National Bank as a result of repaying amounts outstanding under the Credit Agreement with a portion of the cash proceeds from the sale of the investment in Centaur.

(3) Reflects adjustment of the income tax benefit from the reduction of interest expense, based on Federal income tax of 34% and state income tax of approximately 5%, which is net of Federal tax benefits.

(4)     Reflects the elimination of equity income from Centaur.

(5)     Per share results were based on the following:


                                                      Historical    Pro Forma
                                                      ------------  -----------
Net loss as reported for computation
   of basic per share results . . . . . . . . . . ..  $    (2,349)  $   (2,579)
Adjustment to net loss for assumed exercise
   of options of equity investee (Centaur). . .  . .          (43)           -
                                                      ------------  -----------
Adjusted net loss for computation of
   diluted per share results. . .  . . . . . . . . .  $    (2,392)  $   (2,579)
                                                      ============  ===========

Weighted average shares outstanding for computation
   of basic and diluted per share results . . . .. .    4,873,000    4,873,000
                                                      ============  ===========


(6) Reflects the increase in cash from the proceeds, after estimated expenses, from the sale of the investment in Centaur, after repayment of the entire amount then outstanding ($10.7 million) under Griffin's Credit Agreement.

(7) Reflects the reversal of an income tax receivable related to a net operating loss carryback claim that was included on Griffin's historical balance sheet at November 29, 2003.

(8)     Reflects the elimination of the equity investment in Centaur.

(9) Reflects the 6,477,179 shares of common stock of Centaur Holdings received by Griffin in connection with the sale of the investment in Centaur. The valuation of the Centaur Holdings common stock was based on the March 10, 2004 initial offering price of Centaur Holdings on the Alternative Investment Market of The London Stock Exchange. Centaur Holdings is a recently formed company which was not publicly traded before that date.

(10) Reflects (a) the reversal of a deferred tax liability of $536 as a result of the difference between the gain on the sale of the investment in Centaur as recorded in the financial statements and the gain to be reported for income tax purposes; and (b) the reversal of a deferred tax asset of $998 for Federal net operating loss and credit carryforwards that were included on Griffin's historical balance sheet as of November 29, 2003.

(11) Reflects the repayment of the entire amount then outstanding under Griffin's Credit Agreement (approximately $10.7 million) from proceeds received from the sale of the investment in Centaur.

(12) Reflects the increase in income tax payable as a result of the gain on the sale of Centaur. The income tax payment related to the gain reflects a Federal income tax rate of 35%. There are no state income tax payments anticipated to be made as a result of the gain on the sale of the Centaur investment.

(13) Reflects the increase in stockholders' equity from the estimated after-tax gain on the sale of the investment in Centaur and the other comprehensive income recorded to report the fair market value of Griffin's investment in Centaur Holdings over its carrying value, net of tax.


 (c)  Exhibits - none


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              GRIFFIN LAND & NURSERIES, INC.


                              /s/  Anthony J. Galici
                              ----------------------
                              Anthony J. Galici
                              Vice President, Chief Financial Officer and
                              Secretary

Dated:  March 25, 2004